Exhibit 10.4

DIRECTOR ANNUAL RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the

FINANCIAL INSTITUTIONS, INC.

2015 LONG-TERM INCENTIVE PLAN

Name of Director:

Date of Grant:

Number of Shares:

Vesting Schedule:	The Vested Percentage of the Number of Shares set forth above shall be determined as of the following Vesting Date(s):

	Vesting Date Date of Grant The day prior to the Company’s first annual meeting of shareholders following the Date of Grant	Vested Percentage 50% Remaining 50%

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of [DATE], is made between Financial Institutions, Inc. (the “Company”) and the above-named individual (the “Director”) to record the grant to the Director of a Restricted Stock Award (the “Award”) on the Date of Grant set forth above pursuant to Section 6.4 of the Financial Institutions, Inc. 2015 Long-Term Incentive Plan (the “Plan”). Capitalized terms not defined in this Agreement shall have the meaning given to such terms under the Plan.

The Company and the Director hereby agree as follows:

Section 1. Grant of Shares. The Company hereby grants to the Director, as of the Date of Grant, subject to and in accordance with the terms and conditions of the Plan and this Agreement, a Restricted Stock Award for the Number of Shares set forth above (the “Shares”).

Section 2. Vesting of Shares. Subject to Section 3 below, provided that the Director provides continuous services as a director of the Company through the Vesting Date(s) set forth above, ownership of the Shares shall vest pursuant to the Vesting Schedule set forth above. If the Director ceases to be a director of the Company for any reason before the Shares vest, the Shares shall be immediately forfeited to the Company.

Section 3. Change in Control. Subject to the terms of the Plan, if prior to the latest of the Vesting Dates set forth above there is a Change in Control, then all of the Director’s unvested Shares that have not been forfeited shall fully vest as of the date of the Change in Control except to the extent that a Replacement Award is provided to the Director to replace the unvested Shares. Upon the Director’s Involuntary Termination, during the period of two (2) years immediately following a Change in Control, any Replacement Award held by the Director will become fully vested and, if applicable, free of restrictions.

Section 4. Dividends. Notwithstanding Section 6.4(d) of the Plan, no dividends shall accrue or be paid to the Director with respect to any Shares subject to the Award that have not become vested Shares or that are subject to any restrictions or conditions on the record date for dividend.

Section 5. Rights as Shareholder. Except for the transfer and other restrictions set forth elsewhere in this Agreement (including the limitations on dividends set forth in Section 4 above) and in the Plan, the Director, as record holder of the Shares, shall possess all the rights of a holder of the Company’s Common Stock (including voting); provided, however, that prior to becoming vested and transferable the certificates representing such Shares shall be held by the Company for the benefit of the Director. As the Shares become vested Shares, the Company shall, as applicable, either remove the notations on any Shares issued in book entry form which have vested or deliver to the Director a certificate or certificates evidencing the number of vested Shares. As noted above, the Director shall not receive any dividends on unvested Shares, and such dividends shall be permanently forfeited.

Section 6. Legend. Each share certificate representing the Shares shall bear a legend indicating that such Shares are “Restricted Stock” and are subject to the provisions of this Agreement and the Plan.

Section 7. No Transferability. The Shares may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until they become fully vested and transferable in accordance with Section 2 of this Agreement and then only to the extent permitted under this Agreement and the Plan and by applicable securities laws. Prior to full vesting and transferability, all rights with respect to the Shares granted to a Director under the Plan shall be available, during such Director’s lifetime, only to such Director, or in the event of the Disability of the Director, by the Director or the legal representative of the Director, or in the event of the death of the Director, by the legal representative of the Director’s estate, or if no legal representative has been appointed by the successor in interest determined under the Director’s will.

Section 8 Stock Power. Concurrently with the execution of this Agreement, the Director shall deliver to the Company a stock power, endorsed in blank, relating to the Shares. Such stock power shall be in the form attached hereto as Exhibit A. The stock power with respect to any certificate representing Shares that do not vest shall be completed in the name of the Company by an officer of the Company, and the Shares shall be returned to either authorized but unissued shares or treasury shares, depending on their original source.

Section 9. Adjustment of Shares. As provided by the Plan, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, recapitalization, or any other increase or decrease in the number of outstanding shares of Common Stock effected without consideration to the Company, the specified number of Shares shall be proportionately adjusted to prevent dilution or enlargement of the rights granted to, or available for, the Director hereunder.

Section 10 No Continued Service Rights. Nothing in the Plan or this Agreement confers upon the Director any right with respect to continuance as a director of the Company or any of its Subsidiaries, or affects the right of the Company or any of its Subsidiaries may have to terminate the Director’s position as a director at any time.

Section 11. Coordination with Plan. The Director hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof including any that may conflict with those contained in this Agreement.

Section 12. Notices. All notices to the Company shall be in writing and sent to the Company’s Director of Human Resources at the Company’s offices. Notices to the Director shall be addressed to the Director at the Director’s address as it appears on the Company’s records.

Section 13. Amendment. The Company may alter, amend or terminate this Agreement only with the Director’s consent, except as otherwise expressly provided by the Plan or this Agreement.

Section 14. Governing Law. This Agreement shall be governed by the laws of the State of New York to the extent not preempted by federal law, without reference to principles of conflict of laws, and construed accordingly.

Section 15. Compensation Recovery Policy. Any Shares granted or issued under this Award Agreement shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of the Company’s compensation recovery policy, if any, or any similar policy that the Company may adopt from time to time.

IN WITNESS WHEREOF, the Company and the Director have caused this Agreement to be executed on the date set forth opposite their respective signatures, but effective as of the Date of Grant.

Dated:	FOR THE COMPANY:

By:

	Name:	________________________________

	Title:	________________________________

Dated:	DIRECTOR:

By:

	Name:	________________________________

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to Financial Institutions, Inc. (the “Company”), shares of the Company’s common stock represented by Certificate No. _______. The undersigned authorizes the Secretary of the Company to transfer the stock on the books of the Company in the event of the forfeiture of any shares issued under the Restricted Stock Award Agreement dated as of [DATE], between the Company and the undersigned.

Dated: